Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Andrew R. French, Melissa Gonzalez and Patrick McGuinness, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST WEDGE Capital Mid-Cap Value Portfolio	AST Neuberger Berman/LSV Mid-Cap Value Portfolio (to be renamed the AST Mid-Cap Value Portfolio)
AST Goldman Sachs Multi-Asset Portfolio	AST J.P. Morgan Strategic Opportunities Portfolio (to be renamed the AST J.P. Morgan Tactical Preservation Portfolio)

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Stephen M. Chipman	Trustee
Stephen M. Chipman

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Christian J. Kelly	Treasurer, Principal Financial and Accounting Officer
Christian J. Kelly

Dated: October 2, 2020